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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 26, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Report to Shareholders of PaineWebber Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights-Balanced Fund" in the Prospectus and "Other Information-Auditors" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 20, 1998